UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 1, 2012

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01    Regulation FD Disclosure.

Executive Share Sale Plan

On March 1, 2012, Jerald K. Dittmer – Executive Vice President, HNI Corporation, and President, The HON Company, entered into a plan to exercise, before they expire, up to 15,000 options to purchase shares of the Corporation's common stock, par value $1.00 per share.   Mr. Dittmer has held the options for over nine years, and they expire on February 12, 2013.   In accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, Robert W. Baird & Co. will, on behalf of Mr. Dittmer, exercise the options and sell the underlying shares pursuant to prearranged terms in open market transactions beginning March 1, 2012 through February 12, 2013.  Transactions under the plan will be disclosed publicly through Form 4s filed with the Securities and Exchange Commission.

The information in this Current Report on Form 8-K is not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	March 1, 2012	By	/s/ Steven M. Bradford
Steven M. Bradford Vice President, General Counsel and Secretary